SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) November 16, 2005

                          MANAKOA SERVICES CORPORATION
                               (FORMERLY KNOWN AS
                        ELECTRONIC IDENTIFICATION, INC.)
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             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)

             000-27365                             88-0440528
      ------------------------          -----------------------------------
      (Commission File Number)          (I.R.S. Employer Identification No.)


             7203 W. Deschutes Avenue, Suite B, Kennewick, WA 99336
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               (Address of Principal Executive Offices) (Zip Code)


                                 (509) 736-7000
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              (Registrant's Telephone Number, Including Area Code)

Section 5 - Corporate Governance and Management

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


Effective November 16, 2005, Deb Kasparek was named Interim-CFO  replacing James
C. Katzaroff who was recently appointed Chief Executive Officer.

Ms. Kasparek brings over 25 years experience in the fields of accounting, office and personnel administration. Her career began as a legal secretary and advanced to paralegal in the fields of contract, estate/probate and real estate law. Her responsibilities also included all aspects of law firm accounting, office administration and personnel management. After 19 years, Mrs. Kasparek branched out to provide freelance paralegal and law firm consulting services. At the same time, she worked with several start-up companies to streamline their administration and accounting processes. Ms. Kasparek has been with Manakoa Services for approximately one year serving as Administative Manager.

This Interim-CFO position does not include a directorship position with the company. Ms. Kasparek is not part of any family relationship with the directors or officers of the company, and does not have a significant ownership of the company's class of securities.

Ms. Kasparek's original employment agreement offering a base salary and nominal stock options remains in effect and may be reviewed at the next meeting of the Compensation Committee and Board of Directors.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  1/19/06                        By:/s/  James C. Katzaroff
                                       -----------------------------------
                                       Name:   James C. Katzaroff
                                       Title:  Chief Executive Officer